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                                 EXHIBIT 10.13
                            AGREEMENT OF REINSURANCE
                                    NO. 8051
                                    BETWEEN
                        GENERAL REINSURANCE CORPORATION
                             A DELAWARE CORPORATION
                        HAVING ITS PRINCIPAL OFFICES AT
                                FINANCIAL CENTRE
                              695 EAST MAIN STREET
                          STAMFORD, CONNECTICUT 06904
                  (HEREINAFTER REFERRED TO AS THE "REINSURER")
                                      AND
                            ZENITH INSURANCE COMPANY
                             ZNAT INSURANCE COMPANY
                         ZENITH STAR INSURANCE COMPANY
                           WOODLAND HILLS, CALIFORNIA
                           CALFARM INSURANCE COMPANY
                             SACRAMENTO, CALIFORNIA
               (HEREIN COLLECTIVELY REFERRED TO AS THE "COMPANY")

    In consideration of the promises set forth in this Agreement, the parties agree as follows:

ARTICLE I -- BUSINESS COVERED

    This Agreement is to indemnify the Company, subject to the terms and conditions contained herein, in respect of the excess liability of the Company resulting from accidents, happenings or occurrences arising during the currency of this Agreement under policies, contracts or binders of insurance, or reinsurance, oral or written, or other evidences of liability (hereinafter called "policy" or "policies") heretofore issued or which may hereafter be issued in respect of business classified by the Company as Workers' Compensation (including Occupational Disease) and/or Employers' Liability.

    The indemnity afforded by this Agreement shall apply to each and every loss or series of losses arising out of one accident, happening or occurrence, whether involving any one or any combination of the classes of business listed in the preceding paragraph, regardless of the number of policies under which such loss is payable or the number of different interests insured.

ARTICLE II -- PARTIES TO THE AGREEMENT

    This Agreement is solely between the Company and the Reinsurer. When more than one Company is named as a party to this Agreement, the first Company named shall be the agent of the other companies as to all matters pertaining to this Agreement. Performance of the obligations of each party under this Agreement shall be rendered solely to the other party. However, if the Company becomes insolvent, the liability of the Reinsurer shall be modified to the extent set forth in the article entitled INSOLVENCY. In no instance shall any insured of the Company or any claimant against an insured of the Company have any rights under this Agreement.

ARTICLE III -- EXCLUSIONS

    This Agreement does not cover:

    (a) Excess insurance;

    (b) All reinsurance assumed except from its affiliates and except from companies which have fronted the Company's incidental out-of-state exposures;

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    (c) In respect of any policy issued or reinsured by the Company to cover the following occupations or employments, except when such occupations or employments are incidental to and form a minor part of the usual occupation or employment of the insured:

        (1) Working and navigation of any vessel, other than light craft on inland waterways and dredging;

        (2) Manufacture, storage, filing, breaking down, or transport of:

             (i) Fireworks, ammunition, fuse, cartridges, powder, nitroglycerine or any explosive;

            (ii) Gasses and/or air under pressure in containers (but this exclusion shall not apply to the storage or distribution of liquid petroleum gas by wholesale or retail dealers);

        (3) Underground coal mines;

        (4) Manufacture of celluloid and pyroxylin;

        (5) Erection of structural iron and/or steel works, unless in conjunction with ordinary construction of buildings. Except that this Exclusion shall not apply to insureds engaged in steel work where such steel work erection is not beyond twelve stories in height;

        (6) Contractors doing building wrecking exclusively;

        (7) Tunnelling;

        (8) Tower, steeple and chimney shaft work;

        (9) Operation of dry docks, docks, quays and wharves;

       (10) Construction and maintenance of coffer dams;

       (11) Subaqueous construction and/or other subaqueous work;

       (12) Oil tanks and/or refining works;

       (13) Aviation risks involving flying risks;

       (14) Operations involving atomic energy and nuclear fission;

       (15) Operations of a carrier by rail;

       (16) Maritime and federal employments including all United States Longshoremen's and Harbor Workers' Act exposures;

    (d) Liability of the Company arising, by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund. "Insolvency Fund" includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, howsoever denominated, established or governed; which provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

    If the Company provides insurance for an insured with respect to any operations listed in one or more of the exclusions in (c) above, and such operations constitute only a minor and incidental part of the total operations of the insured, such exclusions shall not apply.

    In connection with those occupations or employments enumerated under exclusion (c) of this Article, if the Company, without the knowledge of and contrary to the instructions of its head office, is bound or is unknowingly exposed on a risk falling otherwise within one of the exclusions set

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forth, such risk is covered under this Agreement until the Company's head office receives knowledge thereof and, pending cancellation of such risk by the Company, for a further period of thirty days after receipt of such knowledge by the head office of the Company.

    Where policies are issued by the Company through its membership of or participation in an assigned risk plan or similar facility which involves occupations or employments prohibited under exclusion (c) of this Article, such policies are not excluded under this Agreement.

ARTICLE IV -- TERRITORY

    This Agreement shall cover wherever the Company's policies cover.

ARTICLE V -- TERM, CANCELLATION AND EXTENDED EXPIRATION

    This Agreement shall take effect at 12:01 A.M., January 1, 1995, and is of unlimited duration but may be terminated as of 12:01 A.M., of the first day of any calendar quarter by either party giving to the other not less than 90 days' prior written notice. This Agreement shall apply to all losses occurring during the currency of this Agreement irrespective of the inception dates of the original policy or policies.

    By 12:01 A.M., is meant 12:01 A.M., Standard Time at the place where the risk or risks upon which loss is sustained is or are located.

    If this Agreement shall terminate while the loss covered hereunder is in progress, subject to the other conditions of this Agreement the Reinsurer is responsible for its proportion of the entire loss or damage provided the loss covered hereunder started before the time of termination.

ARTICLE VI -- AMOUNT OF COVER

    The Reinsurer will indemnify the Company in respect of the Company's "excess losses", as hereinafter defined.

    "Excess losses" shall be defined as follows:

    (A)     IN RESPECT OF ALL BUSINESS COVERED HEREUNDER

            The Company's ultimate net loss the excess of $550,000 in respect of each accident, happening or occurrence up to a further $4,450,000 in respect of each such accident, happening or occurrence.

    (B)     IN RESPECT OF OCCUPATIONAL DISEASE AND/OR CONTINUOUS INJURY CLAIMS

            The Company's ultimate net loss the excess of $550,000 any one employee sustained by the Company resulting from occupational disease and/or continuous injury claims of one specific kind or class suffered by each employee, up to a further $4,450,000 ultimate net loss.

ARTICLE VII -- ULTIMATE NET LOSS AND CLAIM EXPENSES

    The term "ultimate net loss" wherever used in this Agreement shall mean the actual loss or losses sustained by the Company, after making deductions for all recoveries, all salvages and all claims on other reinsurances, except underlying quota share reinsurance with UNUM, whether collected or not. Nothing in this clause, however, shall be construed as meaning that losses are not recoverable from the Reinsurer until the ultimate net loss to the Company has been ascertained.

    The words "ultimate net loss" shall in addition include 80% of Extra Contractual Obligations as defined herein, provided the Company notifies the Reinsurer of any claim which may involve such Extra Contractual Obligations, and the Reinsurer concurs in writing with the course of action taken by the Company.

    All salvages, recoveries or payments recovered or received subsequent to a loss settlement under this Agreement shall be applied as if recovered or received prior to the aforesaid settlement, and all necessary adjustments shall be made by the parties hereto.

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    The term "ultimate net loss" shall include all claim expenses of the Company arising from the settlement of claims. The term "claim expenses" shall mean court costs, interest upon awards and judgments, allocated expenses for investigation and adjustment, and allocated legal expenses paid by the Company. The Reinsurer shall not, however, be required to contribute to the salary charges of any officials or permanent employees of the Company except in the case of field claim adjusters or staff attorneys and then only when the time spent by any adjuster or staff attorney is definitely allocated to a specific claim.

ARTICLE VIII -- EXTRA CONTRACTUAL OBLIGATIONS

    This Agreement shall protect the Company, within the limits hereof, where the ultimate net loss includes any extra contractual obligations. "Extra Contractual Obligations" are defined as those liabilities not covered under any other provision of this Agreement and which arise from the handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Company to settle within the policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

    The date on which an extra contractual obligation is incurred by the Company shall be deemed, in all circumstances, to be the date of the original accident, casualty, disaster or loss occurrence.

    However, coverage hereunder as respects extra contractual obligations shall not apply where the loss has been incurred due to the fraud of a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

ARTICLE IX -- LOSS IN EXCESS OF POLICY LIMITS

    The Reinsurer shall be liable for its proportion of any loss in excess of the limit of the Company's original policy, such loss in excess of the limit having been incurred because of failure by the Company to settle within the policy limit or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its Insured or Reinsured or in the preparation or prosecution of an appeal consequent upon such action.

    However, this Article shall not apply where the loss has been incurred due to the fraud of a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

    For the purposes of this Article, the word "loss" shall mean any amounts for which the Company would have been contractually liable to pay had it not been for the limit of the original policy.

    The liability of the Reinsurer with respect to the sum of ultimate net loss and loss in excess of policy limits shall not exceed the Reinsurer's limit of liability as set forth in the article entitled AMOUNT OF COVER.

ARTICLE X -- NET RETAINED LINES

    This Agreement applies only to that portion of any insurance or reinsurance which the Company retains net for its own account, subject to underlying quota share reinsurance with UNUM, and in calculating the amount of any loss hereunder and also in computing the amount or amounts in excess of which this Agreement attaches, only loss or losses in respect of that portion of any insurances or reinsurances which the Company retains net for its own account, subject to

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underlying quota share reinsurance with UNUM, shall be included; however, this requirement shall be satisfied if such amount is retained by the Company or its affiliated companies under common ownership.

    The amount of the Reinsurer's liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the Company to collect from any other Reinsurer, whether specific or general, any amounts which have become due from them, whether such inability arises from the insolvency of such other Reinsurer or otherwise.

ARTICLE XI -- AUTOMATIC REINSTATEMENT

    In the event of any claim arising or payments made under this Agreement, the indemnity provided hereby shall be automatically reinstated to the original amount without the payment of any additional premium.

ARTICLE XII -- PREMIUM

    The premium to be paid for this reinsurance shall be calculated by applying a rate of 1.09% to the Company's gross net earned premium income on business the subject matter of this Agreement during the currency of this Agreement. The term "gross net earned premium income" shall mean gross earned premiums on business covered under this Agreement, less cancellations and returns only and less the earned portion of any premiums paid for reinsurance, recoveries under which would inure to the Reinsurer's benefit.

ARTICLE XIII -- CURRENCY

    The Dollars mentioned herein shall mean United States Dollars.

ARTICLE XIV -- ILLEGALITY

    If any law or regulation of the Federal or State or Local Government of any jurisdiction in which the Company is doing business shall render illegal the arrangements made in this Agreement, the Agreement can be terminated immediately, insofar as it applies to such jurisdiction, by the Company giving notice to the Reinsurer to such effect.

ARTICLE XV -- ACCOUNTS

    Within 25 days after the close of each month, the Company shall render to the Reinsurer a report of the reinsurance premium for the month with respect to the Company's gross net earned premium income on business the subject matter of this Agreement during the month; and the amount due the Reinsurer shall be remitted within 60 days after the close of the month.

ARTICLE XVI -- ERRORS AND OMISSIONS

    Any inadvertent delays, omissions or errors made in connection with this Agreement shall not release either party hereto from any liability which would have arisen hereunder if such delay, omission or error had not been made, provided such delays, omissions or errors are rectified immediately upon discovery.

ARTICLE XVII -- NOTICE OF LOSS AND LOSS SETTLEMENTS

    The Company shall report promptly to the Reinsurer each claim or loss for which the Company's estimated amount of net loss is 50% or more of the amount of the Company Retention and shall also report all cases of serious injury which, regardless of considerations of liability or coverage, might involve this reinsurance, including but not limited to the following:

    (a) Cord injury -- paraplegia, quadriplegia;

    (b) Amputations -- requiring a prosthesis;

    (c) Brain damage affecting mentality or central nervous system -- such as permanent disorientation, behavior disorder, personality change, seizures, motor deficit, inability to speak (aphasia), hemiplegia or unconsciousness (comatose);

    (d) Blindness;

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    (e) Burns -- involving over 10% of body with third degree or 30% of body with second degree;

    (f)  Multiple fractures -- involving more than one member or non-union;

    (g) Fracture of both heel bones (fractured bilateral os calcis);

    (h) Nerve damage causing paralysis and loss of sensation in arm and hand (brachial plexus nerve damage);

    (i)  Massive internal injuries affecting body organs;

    (j) Injury to nerves at base of spinal canal (Cauda Equina) or any other back injury resulting in incontinence of bowel and/or bladder;

    (k) Any other serious injury which, in the judgment of the Company, might involve the Reinsurer.

    All loss settlements made by the Company, provided they are within the terms of this Agreement, shall be unconditionally binding upon the Reinsurer, and amounts falling to the share of the Reinsurer shall be payable by it immediately upon reasonable evidence of the amount paid or to be paid being given by the Company.

ARTICLE XVIII -- LIABILITY OF THE REINSURER

    The liability of the Reinsurer shall follow that of the Company in every case and shall be subject in all respects to all the general and special stipulations, clauses, waivers and modifications of the Company's policy or policies and any endorsements thereon.

    The Company shall be the sole judge as to what shall constitute a claim or loss covered under the Company's original policy and as to the Company's liability thereunder and as to the amount or amounts which it shall be proper for the Company to pay thereunder; and the Reinsurer shall be bound by the judgment of the Company as to the liability and obligation of the Company under its original policies.

    No error or omission in reporting any risk or loss reinsured hereunder shall invalidate the liability of the Reinsurer, but the reporting of reinsurance not authorized by this Agreement or by special acceptance hereunder shall not bind the Reinsurer, except for the return of premium paid therefor.

ARTICLE XIX -- ACCESS TO RECORDS

    The Reinsurer or its duly accredited representative shall have free access to the appropriate books and records of the Company at all reasonable times for the purpose of obtaining information concerning this Agreement or the subject matter thereof.

ARTICLE XX -- TAX

    In consideration of the terms under which this Agreement is issued, the Company undertakes not to claim any deduction in respect of the premium hereon when making tax returns, other than Income or Profits Tax returns, to any State or Territory or the District of Columbia.

ARTICLE XXI -- OFFSET

    The Company or the Reinsurer may offset any balance, whether on account of premium, commission, claims or losses, adjustment expense, salvage, or otherwise, due from one party to the other under this Agreement or under any other agreement heretofore or hereafter entered into between the Company and the Reinsurer, provided, however, that, in the event of an insolvency of a party hereto, an offset shall only be allowed in accordance with the provisions of section 7427 of the Insurance Law of the State of New York.

ARTICLE XXII -- ARBITRATION

    As a precedent to any right of action hereunder, if any dispute shall arise between the Company and the Reinsurer with reference to the interpretation of this Agreement or their rights

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with respect to any transaction involved, whether such dispute arises before or after termination of this Agreement, such dispute, upon the written request of either party, shall be submitted to three arbitrators, one to be chosen by each party, and the third by the two so chosen. If either party refuses or neglects to appoint an arbitrator within thirty days after the receipt of written notice from the other party requesting it to do so, the requesting party may appoint two arbitrators. If the two arbitrators fail to agree in the selection of a third arbitrator within thirty days of their appointment, each of them shall name two, of whom the other shall decline one and the decision shall be made by drawing lots. All arbitrators shall be executive officers of insurance or reinsurance companies or Underwriters at Lloyd's, London not under the control of either party to this Agreement.

    The arbitrators shall interpret this Agreement as an honorable engagement and not as merely a legal obligation; they are relieved of all judicial formalities and may abstain from following the strict rules of law, and they shall make their award with a view to effecting the general purpose of this Agreement in a reasonable manner rather than in accordance with a literal interpretation of the language. Each party shall submit its case to its arbitrator within thirty days of the appointment of the third arbitrator.

    The decision in writing of any two arbitrators, when filed with the parties hereto, shall be final and binding on both parties. Judgment may be entered upon the final decision of the arbitrators in any court having jurisdiction. Each party shall bear the expense of the third arbitrator and of the arbitration. Said arbitration shall take place in the city in which the Company's head office is located unless some other place is mutually agreed upon by the Company and the Reinsurer.

ARTICLE XXIII -- INSOLVENCY

    In the event of the insolvency of the Company, this reinsurance shall be payable directly to the Company, or to its liquidator, receiver, conservator or statutory successor immediately upon demand, with reasonable provision for verification, on the basis of the liability of the Company without diminution because of the insolvency of the Company or because the liquidator, receiver, conservator or statutory successor of the Company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Company shall give written notice to the Reinsurer of the pendency of a claim against the Company indicating the policy or bond reinsured which claim would involve a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses that it may deem available to the Company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the court, against the Company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

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    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate this 22nd day of May, 1995.

                                          GENERAL REINSURANCE CORPORATION

                                                        /s/ M. L.

                                          --------------------------------------
                                                          M. L.
                                                      Vice President
Attest:         /s/ KATHY MITAS

     ---------------------------------
                Kathy Mitas

this 25th day of May, 1995.
                                          ZENITH INSURANCE COMPANY

                                                   /s/ JOHN J. TICKNER

                                          --------------------------------------
                                                     John J. Tickner
Attest:        /s/ RUTH FULGIUN

     ---------------------------------
               Ruth Fulgiun

and this 25th day of May, 1995.
                                          ZNAT INSURANCE COMPANY

                                                   /s/ JOHN J. TICKNER

                                          --------------------------------------
                                                     John J. Tickner
Attest:        /s/ RUTH FULGIUN

     ---------------------------------
               Ruth Fulgiun

and this 25th day of May, 1995.
                                          ZENITH STAR INSURANCE COMPANY

                                                   /s/ JOHN J. TICKNER

                                          --------------------------------------
                                                     John J. Tickner
Attest:        /s/ RUTH FULGIUN

     ---------------------------------
               Ruth Fulgiun

and this 25th day of May, 1995.
                                          CALFARM INSURANCE COMPANY

                                                   /s/ JOHN J. TICKNER

                                          --------------------------------------
                                                     John J. Tickner
Attest:        /s/ RUTH FULGIUN

     ---------------------------------
               Ruth Fulgiun

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                               ENDORSEMENT NO. 1
                         ATTACHED TO AND MADE A PART OF
                            AGREEMENT OF REINSURANCE
                                    NO. 8051
                                    BETWEEN
                        GENERAL REINSURANCE CORPORATION
                                      AND
                            ZENITH INSURANCE COMPANY
                             ZNAT INSURANCE COMPANY
                         ZENITH STAR INSURANCE COMPANY
                           CALFARM INSURANCE COMPANY

    IT IS MUTUALLY AGREED that, as respects new and renewal policies of the Company becoming effective at and after 12:01 A.M., January 1, 1996, and policies of the Company in force at 12:01 A.M., January 1, 1996, the first sentence of ARTICLE XII -- PREMIUM is amended to read as follows:

    "The premium to be paid for this reinsurance shall be calculated by applying a rate of 1.30% to the Company's gross net earned premium income on business the subject matter of this Agreement during the currency of this Agreement."

    IN WITNESS WHEREOF, the parties hereto have caused this Endorsement to be executed in duplicate this 18th day of January, 1996.

                                          GENERAL REINSURANCE CORPORATION

                                                 /s/ ANTHONY J. ANASTANIO

                                          --------------------------------------
                                                   Anthony J. Anastanio
                                                      Vice President
Attest:         /s/ KATHY MITAS

     ---------------------------------
                Kathy Mitas

this 23rd day of January, 1996.
                                          ZENITH INSURANCE COMPANY

                                                   /s/ JOHN J. TICKNER

                                          --------------------------------------
                                                     John J. Tickner
Attest:        /s/ RUTH FULGIUN

     ---------------------------------
               Ruth Fulgiun

and this 23rd day of January, 1996.
                                          ZNAT INSURANCE COMPANY

                                                   /s/ JOHN J. TICKNER

                                          --------------------------------------
                                                     John J. Tickner
Attest:        /s/ RUTH FULGIUN

     ---------------------------------
               Ruth Fulgiun

and this 23rd day of January, 1996.

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                                          ZENITH STAR INSURANCE COMPANY

                                                   /s/ JOHN J. TICKNER

                                          --------------------------------------
                                                     John J. Tickner
Attest:        /s/ RUTH FULGIUN

     ---------------------------------
               Ruth Fulgiun

and this 23rd day of January, 1996.
                                          CALFARM INSURANCE COMPANY

                                                   /s/ JOHN J. TICKNER

                                          --------------------------------------
                                                     John J. Tickner
Attest:        /s/ RUTH FULGIUN

     ---------------------------------
               Ruth Fulgiun

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